Exhibit 5.1

October 19, 2020

Velodyne Lidar, Inc.

5521 Hellyer Avenue

San Jose, CA 95138

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the registration by Velodyne Lidar, Inc., a Delaware corporation (the “Company”), of (i) up to approximately 18,000,000 shares (the “Public Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable upon the exercise of the Company’s publicly-traded warrants (the “Public Warrants”), all of which are authorized but heretofore unissued shares, (ii) up to 375,000 shares (the “Working Capital Warrant Shares” and, together with the Public Warrant Shares, the “Warrant Shares”) of Common Stock, issuable upon the exercise of the Company’s working capital warrants (the “Working Capital Warrants” and, together with the Public Warrants, the “Warrants”), all of which are authorized but heretofore unissued shares and (iii) up to 13,507,192 shares of Common Stock to be offered and sold by the selling stockholders named therein or their permitted transferees (the “Selling Stockholder Shares”), pursuant to the Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on October 19, 2020.

In connection with this opinion, we have examined and relied upon the Registration Statement and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. With your consent, we have relied upon certificates and other assurances of officers of the Company as to factual matters without having independently verified such factual matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware (the “DGCL”). Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Subject to the foregoing and the other matters set forth herein, it is our opinion that (i) the Warrant Shares have been duly authorized and, if issued on the date hereof upon exercise of the Warrants in accordance with the terms of the Warrants and the resolutions adopted by the Board of Directors of the Company, would be validly issued, fully paid and nonassessable and (ii) the Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

We consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/	Gunderson Dettmer Stough
Villeneuve Franklin & Hachigian, LLP

GUNDERSON DETTMER STOUGH
VILLENEUVE FRANKLIN & HACHIGIAN, LLP